                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  AVIGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      LOGO
                         1201 HARBOR BAY PARKWAY, #1000
                               ALAMEDA, CA 94502

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 20, 1997

                            ------------------------

TO THE STOCKHOLDERS OF AVIGEN, INC.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of Avigen, Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 20, 1997, at 9:00 a.m. local time at 1201 Harbor Bay Parkway, #1000, Alameda, CA for the following purpose:

     1. To elect directors to hold office until their successors are elected.

     2. To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 600,000 shares to 1,300,000 shares.

     3. To approve the Company's 1997 Employee Stock Purchase Plan.

     4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 1998.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on October 14, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Thomas J. Paulson

                                          Thomas J. Paulson
                                          Secretary

Alameda, California
October 23, 1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                      LOGO
                         1201 HARBOR BAY PARKWAY, #1000
                               ALAMEDA, CA 94502

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 20, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Avigen, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on November 20, 1997, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1201 Harbor Bay Parkway, #1000, Alameda, CA. The Company intends to mail this proxy statement and accompanying proxy card on or about October 23, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company, or, at the Company's request, Shareholder Communications. No additional compensation will be paid to directors, officers or other regular employees for such services, but Shareholder Communications will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on October 14, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 14, 1997 the Company had outstanding and entitled to vote 7,288,582 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1201 Harbor Bay Parkway, #1000, Alameda, CA 94502, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than July 21, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

     The Board of Directors is presently composed of eight members. There are three directors in Class II whose term of office expires in 1997. Each of the nominees for election to these classes is currently a director of the Company, and were previously elected by the stockholders. If elected at the Annual Meeting, they would serve until the 2000 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

CLASS II DIRECTORS

PHILIP J. WHITCOME, PH.D.

     Philip J. Whitcome, Ph.D., 48, has served as a director of the Company since December 1992. In April 1995, Dr. Whitcome was elected Chairman of the Board and from March 1996 to September 1996 he served as acting Chief Financial Officer. From 1988 to 1994, Dr. Whitcome was President and Chief Executive Officer of Neurogen Corporation, a biopharmaceutical company. From 1981 to 1988, Dr. Whitcome was employed at Amgen Inc. ("Amgen"), a biopharmaceutical company, serving most

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

recently as Director of Strategic Planning. Prior to joining Amgen, he served as Manager of Corporate Development for Medical Products at Bristol-Myers, and held research and marketing management positions with the Diagnostics Division of Abbott Laboratories, a pharmaceutical and medical products company. Dr. Whitcome holds a Ph.D. in Molecular Biology from the University of California at Los Angeles, a M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. in Physics from Providence College.

RICHARD T. PRATT, D.B.A.

     Richard T. Pratt, D.B.A., 60, has served as a director of the Company since January 1994 and served as Chairman of the Board of Directors from January 1994 to April 1995. Mr. Pratt holds a faculty position at the University of Utah, where he teaches graduate and undergraduate courses in corporate finance, banking and real estate. From 1983 through 1993, Mr. Pratt was employed at Merrill Lynch & Co. ("Merrill Lynch"), a financial services company, first as Chairman of Merrill Lynch Mortgage Capital Inc. and later as Managing Director, Financial Institutions Group, at Merrill Lynch. Mr. Pratt is also Chairman of Richard T. Pratt Associates, a financial consulting company. From 1981 to 1983, Mr. Pratt served as Chairman of the Federal Home Loan Bank Board in Washington D.C. as chief federal regulator of all federally insured savings and loan associations. Mr. Pratt has a D.B.A. in Finance from Indiana University and M.B.A. and B.S. degrees from the University of Utah.

JOHN K.A. PRENDERGAST, PH.D.

     John K.A. Prendergast, Ph.D., 43, is a co-founder of the Company and has served as a director of the Company since December 1992. From December 1992 to March 1996, Dr. Prendergast also served as a Vice President and the Treasurer of the Company. Dr. Prendergast has also served as a Managing Director of Paramount Capital Investments, LLC, The Castle Group, Ltd., a medical technology venture capital firm, since 1991. Dr. Prendergast is a co founder and director of a number of publicly held biotechnology companies including AVAX Technologies, Inc., Atlantis Pharmaceuticals, Inc., and Xenometrix, Inc. Dr. Prendergast received M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

CLASS III DIRECTORS

LINDSAY A. ROSENWALD, M.D.

     Lindsay A. Rosenwald, M.D., 42, is a co-founder of the Company and has served as a director since December 1992. Dr. Rosenwald has served as the President and Chairman of the Board of Directors of Paramount Capital, Inc., an investment banking firm specializing in the biotechnology, biomedical and biopharmaceutical industries, since its inception in 1992. In addition, Dr. Rosenwald has served as President and Chairman of both Paramount Capital Investments, LLC, a biotechnology, biomedical and biopharmaceutical merchant banking firm, and Paramount Capital Asset Management, Inc., a money management firm specializing in the health sciences industry. Dr. Rosenwald also serves as the Chairman of the Board of Directors of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Dr. Rosenwald also serves on the Board of Directors of Ansan, Inc., Biocryst Pharmaceuticals, Inc., Sparta Pharmaceuticals, Inc., Titan Pharmaceuticals, Inc. and Xenometrix, Inc., all of which are biotechnology companies. Dr. Rosenwald received an M.D. from Temple University School of Medicine and a B.S. in finance from Pennsylvania State University.

LEONARD P. SHAYKIN

     Leonard P. Shaykin, 53, has served as a director of the Company since June 1995. Mr. Shaykin is the principal shareholder of Shaykin & Co., LLC, a private investment and management holding company. From 1983 to 1994, Mr. Shaykin was a managing partner of Adler & Shaykin, an investment partnership organized to sponsor leveraged buyouts. Prior to forming Adler & Shaykin in 1983, Mr. Shaykin was Vice President, Director and a member of the Investment Committee of Citicorp Venture Capital Ltd. and Citicorp Capital Investors, Ltd., where he was responsible for establishing and subsequently managing a $100 million equity fund dedicated to management leveraged buyouts. Mr. Shaykin is Chairman of the Board of Directors of Na Pro BioTherapeutics, Inc., a biopharmaceutical company. He also serves as Chairman of the Neuroblastoma Foundation and is a Governing Trustee of the Jackson Laboratory, a non-profit genetic research institute, and a trustee of the University of Chicago's Graduate School of Business. Mr. Shaykin received M.B.A., M.A., and B.A. degrees from the University of Chicago and was a doctoral candidate and lecturer in 1970 at the University of Sussex, Brighton, England.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

CLASS I DIRECTORS

JOHN MONAHAN, PH.D.

     John Monahan, Ph.D., 50, has served as President, Chief Executive Officer and a director of the Company since its inception in 1992. Prior to joining Avigen, Dr. Monahan was Vice President of Research and Development at Somatix Therapy Corporation ("Somatix"), a gene therapy company, from 1989 to 1992, where he was responsible for the initiation and development of all research programs. From 1983 to 1988, he was Director of Molecular and Cell Biology at Berlex Laboratories, a pharmaceutical company. From 1981 to 1983, he was Group Research Chief at Hoffmann La Roche, a pharmaceutical company. Dr. Monahan received his Ph.D. in biochemistry from McMaster University, Hamilton, Canada and his B.S. in science from University College, Dublin, Ireland.

ZOLA HOROVITZ, PH.D.

     Zola Horovitz, Ph.D., 62, has served as a director of the Company since November 1994. From 1991 through May 1994, Dr. Horovitz served as Vice President, Business Development and Planning and from 1990 to 1991 as Vice President, Licensing at Bristol-Myers Squibb Co. ("Bristol-Myers"), a pharmaceutical and healthcare products company. Prior to this, Dr. Horovitz served from 1959 through 1989 in various positions at the Squibb Institute for Medical Research, including Vice President, Research, Planning & Scientific Liaison, Vice President, Drug Development, and Vice President, Biological and Pharmaceutical R&D. Dr. Horovitz currently serves on the Board of Directors of Biocryst Pharmaceuticals, Diacrin, Inc., Magainin Pharmaceuticals, Procept Corp., Synaptic Pharmaceuticals and Clinicor, Inc., all of which are biotechnology companies. From 1975 through 1993 Dr. Horovitz served on the Scientific Advisory Council at Princeton University and from 1976 through 1989 on the Advisory Board of Rutgers University College of Pharmacy. Dr. Horovitz received a Ph.D. in Pharmacology, and both a M.S. in Pharmacology and B.S. in Pharmacy from the University of Pittsburgh.

YUICHI IWAKI, M.D., PH.D.

     Yuichi Iwaki, M.D., Ph.D., 48, has served as a director of the Company since November 1994. Since 1992, Dr. Iwaki has held two professorships at the University of Southern California School of Medicine in the Departments of Urology, Pathology and Surgery and is Director of the Transplantation Immunology and Immunogenetic Laboratory. In addition, he holds visiting professorships at Tokai University School of Medicine and Nihon University School of Medicine in Japan and at the University of Pittsburgh School of Medicine. Prior to joining the University of Southern California Medical School faculty in 1992, Dr. Iwaki held professorships at the University of Pittsburgh in the Departments of Urology and Pathology from 1989 through 1991. Dr. Iwaki received an M.D. and a Ph.D. from Sapporo Medicine School in Sapporo, Japan.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended June 30, 1997 the Board of Directors held four meetings. During this period, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors.

     The Board has an Audit Committee and a Compensation Committee. During the fiscal year ended June 30, 1997, the Audit Committee met twice and the Compensation Committee met three times. During this period, all of the directors except two attended or participated in at least 75% of the total number of meetings held by all committees of the Board on which each such director served. Drs. Horovitz and Prendergast attended 50% of the meetings of the Audit Committee.

     The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements, it recommends to the Board the independent auditors to be retained and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of four non-employee directors: Drs. Horovitz, Prendergast and Rosenwald and Mr. Pratt.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Pratt and Shaykin and Dr. Horovitz.

     The Board of Directors has no standing Nominating Committee or any committee performing the functions of such committee.

                                   PROPOSAL 2

             APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN, AS AMENDED

     In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "Incentive Plan") under which 600,000 shares of the Company's Common Stock were reserved for issuance.

     At June 30, 1997, options (net of canceled or expired options) covering an aggregate of 550,658 shares of the Company's Common Stock had been granted under the Incentive Plan, and only 49,342 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan. During the last fiscal year, under the Incentive Plan, the Company granted to all current executive officers as a group options to purchase 315,000 shares at exercise prices of $3.625 to $4.00 per share and to all employees (excluding executive officers) as a group options to purchase 236,127 shares at exercise prices of $3.625 to $4.00 per share. Each Named Executive Officer received options as set forth in the table on page 20.

     In September 1997, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees and to modify the requirements related to stockholder approval of amendments to the Incentive Plan to bring the Incentive Plan into conformity with and take advantage of new regulations under Section 16 of the Exchange Act. The amendment increases the number of shares authorized for issuance under the Incentive Plan from a total of 600,000 shares to 1,300,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

     Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the

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

meeting will be required to approve the Incentive Plan, as amended. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Incentive Plan are outlined below:

GENERAL

     Under the 1996 Equity Incentive Plan (the "Incentive Plan") incentive stock options and stock appreciation rights appurtenant thereto may be granted to employees, and nonstatutory stock options, stock appreciation rights, restricted stock purchase awards, and stock bonuses may be granted to employees, directors and consultants. To date only incentive stock options and nonstatutory stock options have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan.

PURPOSE

     The Incentive Plan provides a means by which selected employees and directors of, and consultants to, the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company or receive stock appreciation rights. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees of or consultants to the Company or its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

FORMS OF BENEFIT

     The Incentive Plan provides for incentive stock options, nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights (collectively "Stock Awards"). Stock appreciation rights authorized for issuance under the Incentive Plan may be tandem stock appreciation rights, concurrent stock appreciation rights or independent stock appreciation rights. Tandem and concurrent stock appreciation rights are generally subject to the same terms and conditions of the particular option grant to which they pertain. Independent stock appreciation rights are granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options.

ADMINISTRATION

     The Incentive Plan is administered by the Board unless and until the Board delegates administration to a committee composed of two or more Board members, who may be non-employee directors (unless the Board expressly declares that such requirement shall not apply) and may also be, in the discretion of the Board, outside directors. If administration is delegated to a committee, such committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or who are either (i) not then employees covered by Section 162(m) of the Code and are not expected to be covered by Section 162(m) of the Code at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code. The Board may abolish such committee at any time and revest in the Board the administration of the Incentive Plan. The Board has

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

delegated the administration of the Incentive Plan to the Compensation Committee, and references to the Board include the Compensation Committee.

     The Board has the power to determine from time to time which of the persons eligible under the Incentive Plan shall be granted awards, the type of awards to be granted, when and how each award shall be granted, to construe and interpret the Incentive Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the Incentive Plan or in any award agreement to make the Incentive Plan fully effective.

SHARES SUBJECT TO THE PLAN

     Pursuant to the September 12, 1997 amendment, the Common Stock that may be sold pursuant to awards under the Incentive Plan shall not exceed in the aggregate one million three hundred thousand (1,300,000) shares of the Company's Common Stock. If any award expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such award will revert to and again become available for issuance under the Incentive Plan. Shares subject to stock appreciation rights will not be available for subsequent issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards, stock appreciation rights and stock bonuses may be granted to employees, directors or consultants.

     No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the fair market value of Common Stock subject to the award at date of grant. In addition, no person shall be eligible to be granted options and stock appreciation rights covering more than one hundred thousand (100,000) shares of the Company's Common Stock in any calendar year.

TERM AND TERMINATION

     No option is exercisable after the expiration of ten (10) years from the date it was granted.

     In the event an optionee's continuous status as an employee, director or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but generally only within the earlier of (i) the date three (3) months after the termination of the optionee's continuous status as an employee, director or consultant (or such longer or shorter period specified in the option agreement at the time of grant), or (ii) the expiration of the term of the option as set forth in the option agreement.

     An optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director, or consultant would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of three (3) months after the termination

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

of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

     In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of (i) twelve (12) months following such termination (or such longer or shorter period as specified in the option agreement at the time of grant) or (ii) the expiration of the term of the option as set forth in the option agreement.

     In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE PRICE

     The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will not be less than eighty-five percent (85%) of the fair market value on the date of grant. The purchase price of restricted stock will not be less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the date such award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

CONSIDERATION

     The purchase price of stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option, and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

     An incentive stock option will not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option, stock bonus, or restricted stock award generally will not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. Some nonstatutory stock option agreements may provide for very limited transferability. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

VESTING

     The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

     Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual award applicable under the Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

     In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets or a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving corporation shall assume any Stock Awards outstanding under the Incentive Plan or shall substitute similar awards for those outstanding under the Incentive Plan, or such Stock Awards shall continue in full force and effect. In the event a surviving corporation refuses to assume such Stock Awards or substitute similar awards, then, with respect to Stock Awards held by persons then performing services as employees, directors or consultants, the time during which such Stock Awards may be exercised shall be accelerated prior to completion of such transaction and such Stock Awards terminated if not exercised prior to such transaction.

AMENDMENT OF THE INCENTIVE PLAN

     The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will require stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under Section 16 of the Exchange Act or any Nasdaq or securities exchange requirements.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

     The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate in March 2006. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or shortterm depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16 of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors;" and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                                   PROPOSAL 3

               APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

     In September 1997, the Board of Directors adopted the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan authorizes the issuance of 360,000 shares of Common Stock pursuant to purchase rights (each, an "Offering") granted to employees of the Company and is intended to be an "employee stock purchase plan" as defined in section 423 of the Code.

     The Purchase Plan was adopted by the Board to provide a means by which employees of the Company and its affiliates will be given an opportunity to purchase stock in the Company, to assist in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     Stockholders are requested in this Proposal 3 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the Purchase Plan are outlined below.

ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee has the power to construe and interpret the Purchase Plan and, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights. As used herein with respect to the Purchase Plan, the "Board" refers to such Committee as well as to the Board itself.

OFFERINGS

     The Purchase Plan is implemented by Offerings to all eligible employees from time to time by the Board. Generally, each Offering is of 24 months' duration (the "Offering Period"). The initial Offering is scheduled to commence on December 1, 1997, with purchases to occur at the end of each February, May, August and November during the Offering Period. In the event the fair market value of the Company's stock on any Purchase Date during an Offering is less than the fair market value on the date the Offering began, then the Offering shall terminate immediately following the Purchase Date and a new Offering shall commence.

ELIGIBILITY

     Any person whose customary employment with the Company or an affiliate is at least 20 hours per week and at least five months per calendar year, and who has been employed by the Company or an affiliate for such continuous period preceding an Offering as the Board may require, which period shall not be more than two years, is eligible to participate in Offerings under the Purchase Plan unless otherwise determined by the Board. All of the Company's 34 employees are eligible to participate in the Purchase Plan. The Board may provide that, if an employee becomes eligible to participate in the Purchase Plan during the course of an Offering, the employee may enroll in that Offering on specified dates. Such employee's rights shall have the same characteristics as any rights originally granted under that Offering, except that (i) the Offering Date (as defined below) shall be the date such rights are granted for purposes of determining the purchase price and (ii) the Offering Period for such rights shall begin on such employee's Offering Date and end coincident with the end of such Offering.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and stock options), nor will any employee be granted rights that would permit such employee to purchase more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date or dates selected by the Board as the offering date (each, an "Offering Date") for the Offering, an agreement authorizing payroll deductions of up to 15% of such employee's earnings during the Offering Period.

PURCHASE PRICE

     The price per share at which shares are purchased for an employee in an Offering under the Purchase Plan is the lower of: (1) 85% of the fair market value of a share of Common Stock on such employee's Offering Date, or (2) 85% of the fair market value of a share of Common Stock on the date of purchase (each, a "Purchase Date").

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the Offering. After the beginning of any Offering, a participant may change or terminate his or her payroll deductions or begin such payroll deductions only to the extent specified by the Board for such Offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

PURCHASE OF STOCK

     By executing an agreement to participate in the Purchase Plan, the employee is entitled to have shares purchased under the Purchase Plan. In connection with Offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such Offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the Offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically on each Purchase Date at the applicable price. See "Withdrawal" below. Notwithstanding the foregoing, no stock will be purchased under the Purchase Plan unless such plan is covered by an effective registration statement under the Securities Act.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable Offering Period, except during the 10 days immediately preceding a Purchase Date (or such shorter period determined by the Board and communicated to employees).

     Following any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the Offering will be automatically terminated. In addition, by withdrawing, the employee is not entitled to again participate in such Offering. However, an employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any Offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan at any time.

     The Board or the Committee at any time, and from time to time, may amend the Purchase Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will require stockholder approval in order for the Plan to satisfy the requirements of Section 423 of the Code or any Nasdaq or securities exchange requirements.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the person to whom such rights were granted.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, change in corporate structure or otherwise), the Purchase Plan and rights outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding rights.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any successor corporation may assume such outstanding rights or substitute similar rights for those outstanding under the Purchase Plan, such rights may continue in full force and effect or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participant's rights under the ongoing Offering terminated.

FEDERAL INCOME TAX INFORMATION

     Participation in the Purchase Plan is intended to qualify for the favorable federal tax treatment accorded "employee stock purchase plans" under Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld as if actually received, but, except for this, no income will be taxable to a participant until disposition of the shares acquired.

     If the stock is disposed of at least two years after the beginning of the Offering and at least one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the price paid for the stock or (ii) the excess of the fair market value of the stock as of the beginning of the Offering over the purchase price (determined as of the beginning of the Offering) will be treated as ordinary taxable income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, the excess of the fair market value of the stock on the Purchase Date over the purchase price paid will be treated as ordinary taxable income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the Purchase Date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Purchase Date. Any such capital gain or loss will be long-term, mid-term or short-term depending on how long the stock is held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent such amounts are taxed as ordinary income to a participant upon disposition by a participant of stock before the expiration of the holding periods described above (subject to the satisfaction of a tax reporting obligation).

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, as the Company's independent auditors for the fiscal year ending June 30, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP, has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP, as the Company's independent auditors is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP, to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The names of the executive officers of the Company and certain information about them are set forth below:

            NAME              AGE                             POSITION
----------------------------  ---     --------------------------------------------------------
John Monahan, Ph.D.           50      President, Chief Executive Officer and Director
Thomas J. Paulson             51      Vice President, Finance and Chief Financial Officer and
                                      Secretary
Wanda deVlaminck              55      Vice President, Clinical and Regulatory Affairs
Gary J. Kurtzman, M.D.        42      Vice President, Research and Development
Robert M. Maurer              45      Vice President, Business Development

     Biographical information for Dr. Monahan is set forth under Proposal 1 above.

     Thomas J. Paulson was appointed Vice President, Finance and Chief Financial Officer and Secretary of the Company effective September 20, 1996. Prior to joining Avigen, Mr. Paulson was president of Paulson Associates, a biotechnology consulting firm. From its inception in 1989 until 1994, Mr. Paulson was Chief Financial Officer of Neurogen Corporation. From 1986 to 1989, he was Director of Finance at CibaCorning Diagnostics, Gilford Systems. From 1984 to 1986, Mr. Paulson served as financial director at Quidel

Corporation. From 1971 to 1984, Mr. Paulson held various financial management positions at Abbott Laboratories. Mr. Paulson holds a M.B.A. from the University of Chicago Graduate School of Business and a B.B.A. in Accounting from Loyola University in Chicago.

     Wanda deVlaminck has served as Vice President, Clinical and Regulatory Affairs of the Company since its inception in 1992 and from March 1996 to September 1996 she served as Secretary. From 1989 to 1992, Ms. deVlaminck was Vice President, Regulatory Affairs at Somatix. In this position, she was responsible for Somatix's compliance with all local, state and federal regulations pertaining to environmental issues, personnel safety and products that come under the jurisdiction of the FDA. In addition, Ms. deVlaminck managed intellectual property and license agreements at Somatix. From 1988 to 1989, Ms. deVlaminck worked on assignments in Israel, Japan, and the United States as a regulatory affairs consultant. From 1983 to 1988, she was Senior Director Regulatory Affairs at Cetus Corporation, a biotechnology company. Ms. deVlaminck received a B.S. degree in microbiology from the University of California at Berkeley and is a licensed Public Health Microbiologist in California.

     Gary J. Kurtzman, M.D., has served as Vice President, Research and Development since October 1994. From December 1993 to October 1994, Dr. Kurtzman served as Senior Director of Research and Development of the Company. From 1991 to 1993, Dr. Kurtzman was the Virology Group Leader at Gilead Sciences, Inc., a biotechnology company, where he was responsible for research related to drug discovery and preclinical development of antiviral compounds. From 1989 to 1993, he served as Associate at the Howard Hughes Medical Institute at Stanford University. From 1984 to 1988, Dr. Kurtzman was employed by the National Institutes of Health, initially as a medical staff fellow and later as a senior staff fellow in the Hematology Branch of the National Heart, Lung and Blood Institute. Dr. Kurtzman received his M.D. degree from Washington University, St. Louis, Missouri and completed his internship and residency in internal medicine at Barnes Hospital in St. Louis, Missouri. Dr. Kurtzman is board-certified in internal medicine, with a hematology subspecialty, and is a licensed medical practitioner in California.

     Robert M. Maurer was appointed Vice President, Business Development effective November 1996. From 1995 to 1996, Mr. Maurer served as Vice President of Strategic Marketing at Promega Corporation. Mr. Maurer co-founded Molecular Geriatrics Corporation and served as Chief Operating Officer, Secretary and Treasurer from 1992 to 1995, as well as Chief Financial Officer from 1992 to 1993. From 1974 to 1992, Mr. Maurer held various management positions at Abbott Laboratories. Mr. Maurer holds a M.B.A. from Harvard Graduate School of Business Administration with emphasis on industrial and international marketing and sales and a B.A. degree in economics and mathematics from Carleton College in Minnesota.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of September 1, 1997 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on September 1, 1997; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                BENEFICIAL OWNERSHIP(1)
                                                               --------------------------
                                                               NUMBER OF       PERCENT OF
                          BENEFICIAL OWNER                      SHARES           TOTAL
        -----------------------------------------------------  ---------       ----------
        Lindsay A. Rosenwald, M.D.(2)........................    569,241           7.81
          c/o The Castle Group, Ltd.
          375 Park Avenue
          New York, NY 10152
        Philip J. Whitcome, Ph.D.(3).........................    386,436           5.03
          c/o Avigen, Inc.
          1201 Harbor Bay Parkway, #1000
          Alameda, CA 94502
        John Monahan, Ph.D.(4)...............................    240,699           3.30
        Wanda deVlaminck(5)..................................     86,863           1.19
        Gary J. Kurtzman, M.D.(6)............................     54,823              *
        Robert M. Maurer(7)..................................     18,750              *
        Thomas J. Paulson(8).................................     27,693              *
        Zola Horovitz, Ph.D.(9)..............................      6,348              *
        Yuichi Iwaki, M.D., Ph.D.(10)........................    118,618           1.62
        Richard T. Pratt, D.B.A.(11).........................      9,969              *
        John K.A. Prendergast, Ph.D. ........................     58,608              *
        Leonard P. Shaykin(12)...............................     46,723              *
        All executive officers and directors as a group (12
          persons)(13).......................................  1,619,641          20.64
                                                                ========        =======

---------------

   * Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,288,582 shares outstanding on September 1, 1997, adjusted as required by rules promulgated by the SEC.

 (2) Includes warrants to purchase 23,877 shares of Common Stock held by Dr. Rosenwald. Also includes 160,573 shares held by Dr. Rosenwald's immediately family members and 66,914 shares held in trust for the benefit of Dr. Rosenwald's immediate family members, which he disclaims beneficial ownership of except to the extent of his pecuniary interest therein. Also includes 5,130 shares of Common Stock and warrants to purchase 3,221 shares of Common Stock held by the Aries Domestic Fund. Dr. Rosenwald is President of the sole general partner of the Aries Domestic Fund and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 5,130 shares of Common Stock and warrants to purchase 2,318 shares of Common Stock held by the Aries Trust. Dr. Rosenwald is President of the sole investment advisor to the Aries Trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 89,606 shares of Common Stock held by Huntington Street Co. and June Street Co. Dr. Rosenwald is the sole proprietor of both entities.

 (3) Includes 386,436 shares issuable upon the exercise of options held by Dr. Whitcome that are exercisable within 60 days of the date of this table.

 (4) Includes 9,395 shares issuable upon the exercise of options held by Dr. Monahan that are exercisable within 60 days of the date of this table.

 (5) Includes 26,892 shares issuable upon the exercise of options held by Ms. deVlaminck that are exercisable within 60 days of the date of this table.

 (6) Includes 54,823 shares issuable upon the exercise of options held by Dr. Kurtzman that are exercisable within 60 days of the date of this table.

 (7) Includes 18,750 shares issuable upon the exercise of options held by Mr. Maurer that are exercisable within 60 days of the date of this table.

 (8) Includes 26,693 shares issuable upon the exercise of options held by Mr. Paulson that are exercisable within 60 days of the date of this table.

 (9) Includes 6,348 shares issuable upon the exercise of options held by Dr. Horovitz that are exercisable within 60 days of the date of this table.

(10) Includes 15,380 shares issuable upon the exercise of options held by Dr. Iwaki that are exercisable within 60 days and warrants to purchase 89,244 shares of Common Stock. Also includes 5,130 shares of Common Stock held by the Aries Domestic Fund. Dr. Iwaki is a director of the Aries Domestic Fund and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11) Includes 9,969 shares issuable upon the exercise of options held by Mr. Pratt that are exercisable within 60 days of the date of this table.

(12) Includes 4,655 shares issuable upon the exercise of options held by Mr. Shaykin that are exercisable within 60 days of the date of this table.

(13) Includes shares described in the notes above, as applicable. Includes an aggregate of 559,341 shares issuable upon exercise of certain options and warrants which certain executive officers and directors of the Company have the right to acquire within 60 days of the date of this table.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

                           COMPENSATION OF DIRECTORS

     The members of the Board of Directors do not currently receive any cash compensation for their services as members of the Board of Directors although they are eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 200,000. The Directors' Plan is administered by the Board of Directors, unless the Board delegates administration to a committee comprised of not less than two members of the Board.

     Option grants under the Directors' Plan are non-discretionary. On the date of the annual meeting of stockholders each year, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director since the previous year's annual meeting of stockholders is automatically granted under the Directors' Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. If the non-employee director has not served as a director since the previous year's annual meeting of stockholders he or she shall be automatically granted an option to purchase the number of shares of Common Stock of the Company (rounded up to the nearest whole share) determined by multiplying 5,000 shares by a fraction, the numerator of which is the number of days the person continuously has been a non-employee director as of the date of such grant and the denominator of which is 365. No other options may be granted at any other time under the Directors' Plan.

     The exercise price of options under the Directors' Plan is equal to 100% of the fair market value of the Common Stock subject to the option on the date of the grant. Options granted under the Directors' Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 33% of the option shares, 34% of the option shares shall become exercisable two years after the date of grant, and 33% shall become exercisable three years after the date of grant, in accordance with its terms. The term of option granted under the Directors' Plan is ten years. The Directors' Plan will terminate in March 2006, unless earlier terminated by the Board.

     In the event of a merger, consolidation, reverse reorganization, dissolution, sale of substantially all of the assets of the Company, or certain changes in the beneficial ownership of the Company's securities representing at least a 50% change of such ownership, the options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     In the fiscal year ended June 30, 1997, the compensation of the non-employee directors included options to Drs. Whitcome, Horovitz, Iwaki, Prendergast and Rosenwald and Messrs. Pratt and Shaykin to purchase 5,000 shares each, of Common Stock at an exercise price of $6.00 per share the fair market value of such Common Stock on the date of grant. As of September 1, 1997, no options had been exercised under the Directors' Plan. In addition, Dr. Whitcome received a one-time payment of $150,000 in connection with his services as Chairman of the Board.

     In October 1996, Dr. Whitcome entered into a consulting agreement with the Company. Pursuant to the agreement, Dr. Whitcome performs consulting services for which he receives a fee of $8,333 per month. During the fiscal year ended June 30, 1997, Dr. Whitcome received payments totalling $75,000 under this agreement. The agreement terminates, unless terminated sooner by the Company, on October 1, 1997.

                            SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended June 30, 1997, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 1997 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                       ANNUAL                  AWARDS(1)
                                                    COMPENSATION       --------------------------
                                                 ------------------    SECURITIES     ALL OTHER
          NAME AND PRINCIPAL                     SALARY      BONUS     UNDERLYING    COMPENSATION
               POSITION                  YEAR      ($)        ($)      OPTIONS(#)       ($)(2)
---------------------------------------  ----    -------    -------    ----------    ------------
John Monahan, Ph.D.                      1997    200,000         --       15,000         2,236
  President and Chief                    1996    163,274         --       11,286           576
  Executive Officer                      1995    159,935         --           --           576
Thomas Paulson(3)                        1997    160,000         --      100,000        22,319(4)
  Chief Financial
  Officer
Wanda deVlaminck                         1997    185,000         --       50,000            --
  Vice President, Clinical               1996    132,017         --       16,930           492
  and Regulatory Affairs                 1995    127,200         --        7,900           491
Gary J. Kurtzman, M.D.                   1997    180,000         --       50,000            --
  Vice President, Research               1996    125,000         --       16,930           461
  and Development                        1995    120,000         --       22,573           461
Robert Maurer(5)                         1997    160,000         --      100,000        52,926(6)
  Vice President,
  Business Development

---------------

(1) The Company has no restricted stock awards, stock appreciation rights (SARs) or long-term incentive plans (LTIPs).

(2) Represents insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive.

(3) Mr. Paulson became an executive officer of the Company on September 20, 1996. His annualized salary for fiscal year ended June 30, 1997 was approximately $124,000.

(4) Represents reimbursement of $22,319 in relocation expenses in connection with Mr. Paulson's relocation to California.

(5) Mr. Maurer became an executive officer of the Company on November 4, 1996. His annualized salary for fiscal year ended June 30, 1997 was approximately $104,000.

(6) Represents reimbursement of $52,926 in relocation expenses in connection with Mr. Maurer's relocation to California.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company has granted options to its executive officers under its 1993 Stock Option Plan (the "1993 Plan") and in the future will grant options to executive officers under its 1996 Equity Incentive Plan (the "1996 Plan") (collectively the "Plans"). As of June 30, 1997, options to purchase a total of 550,658 shares were outstanding under the Plans and options to purchase 49,342 shares remained available for grant under the 1996 Plan. In March 1996, the Board of Directors determined that no further options would be granted under the 1993 Plan.

     The following tables show for the fiscal year ended June 30, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                              ----------------------------------------------------------       ANNUAL RATES OF STOCK
                                          PERCENT OF TOTAL                                      PRICE APPRECIATION
                                              OPTIONS           EXERCISE                                FOR
                              OPTIONS        GRANTED TO            OR                             OPTION TERM(1)
                              GRANTED       EMPLOYEES IN       BASE PRICE     EXPIRATION       ---------------------
           NAME               (#)(2)      FISCAL YEAR%(3)        ($/SH)          DATE           5%($)        10%($)
--------------------------    -------     ----------------     ----------     ----------       -------       -------
John Monahan..............     15,000            3.01%           $3.625       10/25/06          34,196        86,660
Thomas Paulson............    100,000           20.06%           $3.625       10/25/06         228,375       576,375
Wanda deVlaminck..........     50,000           10.03%           $3.625       10/25/06         113,987       288,866
Gary J. Kurtzman, M.D.....     50,000           10.03%           $3.625       10/25/06         113,987       288,866
Robert Maurer.............    100,000           20.06%           $ 4.00       11/4/06          251,558       637,497

---------------

(1) The potential realizable value is based on the term of the option at the time of grant (10 years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the commission. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.

(2) Options granted become exercisable at the rate of 6.25% of the shares subject to the option each quarter for four years. The options expire 10 years from the date of grant, or earlier upon termination of employment.

(3) Based on 498,627 options granted to employees and directors of, and consultants to, the Company during the fiscal year ended June 30, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                     NUMBER OF
                                                                     SECURITIES           VALUE OF
                                                                     UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED         IN-THE-MONEY
                                                                     OPTIONS AT          OPTIONS AT
                                    SHARES                           FY-END(#)           FY-END($)
                                  ACQUIRED ON        VALUE          EXERCISABLE/        EXERCISABLE/
               NAME               EXERCISE(#)     REALIZED($)     UNEXERCISABLE(1)     UNEXERCISABLE(2)
    --------------------------    -----------     -----------     ----------------     --------------
    John Monahan..............           --             --            6,813/19,472     19,125/14,874
    Thomas Paulson............           --             --           19,384/84,002     4,465/5,734
    Wanda deVlaminck..........           --             --           19,090/55,739     38,922/36,229
    Gary J. Kurtzman, M.D.....           --             --           44,974/62,587     57,151/118,058
    Robert Maurer.............           --             --           12,500/87,500         --/--

---------------

(1) Reflects shares vested and unvested at June 30, 1997. Certain options granted under the 1993 Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(2) Fair market value of the Company's Common Stock at June 30, 1997 ($3.50) minus the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

     In August and October 1992, the Company entered into employment agreements with John Monahan, the Company's President and Chief Executive Officer, and with Wanda deVlaminck, the Company's Vice President, Clinical and Regulatory Affairs. The employment agreements provide for, among other items: (i) a minimum base salary of at least $150,000 and $120,000 per year for Dr. Monahan and Ms. deVlaminck, respectively, and (ii) severance payments and benefits at the standard compensation rate for 12 months or until new employment in the gene therapy field is commenced, unless termination is for just cause. The employment agreements automatically renew for successive one year periods unless 30 days prior written notice is provided by either party or unless terminated by either party for just cause.

     In August and October 1996, the Company entered into employment agreements with Thomas J. Paulson, the Company's Vice President and Chief Financial Officer, and with Robert M. Maurer, the Company's Vice President, Business Development. The employment agreements provide for, among other items, (i) a minimum base salary of $160,000 per year for Messrs. Paulson and Maurer, and
(ii) options on 100,000 shares of common stock of Avigen at a price and vesting schedule to be determined by the Board for Messrs. Paulson and Maurer.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

     The Compensation Committee of the Board of Directors ("Committee") is composed of Dr. Horovitz and Messrs. Pratt and Shaykin, none of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

     The primary goal of the compensation program is to align compensation with business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the longterm success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this philosophy are:

     - The Company pays competitively with leading biotechnology companies with which the Company competes for talent.

     - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

     BASE SALARY. The Committee annually reviews each executive officer's base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices.

     BONUS. The Company believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which the Company and individual performance objectives are achieved. During the fiscal year, the Compensation Committee will review and approve the annual performance objectives for the Company and the individual officers. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's overall goal: building stockholder value. Given the Company's early stage of development and current financial position, the Board of Directors did not grant any bonuses during the fiscal year ended June 30, 1997. For the next fiscal year the Board of Directors determined that the primary goals in building stockholder value were:

     - understanding, identifying and developing products in the research pipeline as candidates for clinical testing

     - implementing strategies relating to the development of manufacturing capacity for clinical testing

     - establishing strategic corporate collaborations to facilitate product development and provide support for clinical testing

     - identifying additional potential uses for products which are currently under development

---------------

  1The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the Plans. The Plans utilize vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Monahan's base salary, bonus and grants of stock options were determined in accordance with the criteria described in the "Base Salary," Bonus," and "Long Term Incentives" sections of this report. The Committee set Dr. Monahan's base annual salary through the fiscal year ended June 30, 1997 at $200,000. Dr. Monahan's salary for the fiscal year ending June 30, 1998 will be $210,000.

  CERTAIN TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Board of Directors believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, the Board of Directors has not established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify "performance based compensation."

     From the disinterested members of the Board of Directors and Compensation
Committee:

                    Zola Horovitz, Ph.D.
                    Richard T. Pratt, D.B.A.
                    Leonard P. Shaykin

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on June 30, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) and (iii) the American Stock Exchange Biotechnology Index (the "AMEX Biotech"). All values assume reinvestment of the full amount of all dividends and are calculated as of May 22nd and June of each year:

                     "COMPARISON OF CUMULATIVE RETURNS"(2)

                                                               AMEX
        MEASUREMENT PERIOD                                 BIOTECHNOLOGY     NASDAQ COMPOSITE
      (FISCAL YEAR COVERED)            AVIGEN, INC.            INDEX               INDEX
5/22/96                                            100                 100                 100
6/28/96                                             88                  90                  95
6/30/97                                             44                  92                 116

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Cumulative returns for the period May 22, 1996 through June 30, 1997.

                                CERTAIN TRANSACTIONS

     In October 1996, the Company entered into an Independent Consultant Agreement with Phillip J. Whitcome. Pursuant to the agreement, Dr. Whitcome performs consulting services for which he receives a fee of $8,333 per month. The agreement terminates, unless terminated sooner by the Company, on October 1, 1997.

     INDEMNIFICATION

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Amended and Restated Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Thomas J. Paulson

                                          Thomas J. Paulson
                                          Secretary
October 23, 1997

                                  AVIGEN, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1997

     The undersigned hereby appoints JOHN MONAHAN and THOMAS J. PAULSON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Avigen, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avigen, Inc. to be held at 1201 Harbor Bay Parkway, #1000, Alameda, California on Thursday, November 20, 1997, at 9:00 a.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR ON THE REVERSE SIDE OF THIS PROXY CARD.

                           (Continued on other side)
                                See Reverse Side

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

PROPOSAL 1: To elect three directors to hold office until the 2000 Annual
            Meeting of Stockholders.

             FOR all nominees      WITHHOLD
             listed at right     AUTHORITY to     NOMINEES:
            (except as marked    vote for all       Philip J. Whitcome, Ph.D.
             to the contrary    nominees listed     Richard T. Pratt, D.B.A
                 below).           at right.        John K.A. Prendergast, Ph.D.
                  [ ]                [ ]

            To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:


            ------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

PROPOSAL 2: To approve the amendment of the Company's     FOR  AGAINST  ABSTAIN
            1996 Equity Incentive Plan to increase the    [ ]    [ ]      [ ]
            number of shares from 600,000 to 1,300,000.

PROPOSAL 3: To approve the Company's 1997 Employee        FOR  AGAINST  ABSTAIN
            Stock Purchase Plan.                          [ ]    [ ]      [ ]

PROPOSAL 4: To ratify the appointment by the Board        FOR  AGAINST  ABSTAIN
            of Directors of Ernst & Young LLP as         [ ]    [ ]      [ ]
            the auditors for the fiscal year ending
            June 30, 1998.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S):                                       Dated                 , 1997
             --------------------------------------      -----------------

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.